EXHIBIT 21
                                                                      ----------

                         SUBSIDIARIES OF THE REGISTRANT

                     NAME OF COMPANY STATE OF INCORPORATION
                     --------------------------------------



       Semotus Systems, Corp.               British Columbia, Canada

       Expand Beyond Corporation                   Delaware

       Clickmarks, Inc.                           California

       WizShop.com, Inc.                           Delaware